UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.       )

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ECHO THERAPEUTICS, INC.
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ECHO THERAPEUTICS, INC.
10 Forge Parkway
Franklin, Massachusetts 02038

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
To be held on July 12, 2010

To the Shareholders of Echo Therapeutics, Inc.:

Notice is hereby given that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 4:00 p.m., local time, on Monday, July 12, 2010, at the offices of Drinker Biddle & Reath LLP, located at One Logan Square, 1800 Cherry Street, Philadelphia, Pennsylvania 19103, to consider and act upon the following proposals:

1. To elect one Class I director and two Class II directors to the Company’s Board of Directors;

2. To approve an amendment to the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to increase the maximum number of shares of common stock available under the 2008 Plan from two million seven hundred thousand (2,700,000) to four million seven hundred thousand (4,700,000);

3. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has no knowledge of any other business to be transacted at the Annual Meeting. Only holders of record of the Company’s common stock, $.01 par value per share, and the Company’s preferred stock, $.01 par value per share, at the close of business on May 17, 2010 are entitled to notice of the Annual Meeting and only holders of record of the Company’s common stock, $.01 par value per share are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to vote by (i) marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope, (ii) calling the toll-free number on your proxy card, or (iii) visiting the website on your proxy card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Harry G. Mitchell, Secretary
Franklin, Massachusetts

June 1, 2010

ECHO THERAPEUTICS, INC.
10 Forge Parkway
Franklin, Massachusetts 02038

PROXY STATEMENT

For the 2010 Annual Meeting of Shareholders
To be held on July 12, 2010

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., local time, on Monday, July 12, 2010, at the offices of Drinker Biddle & Reath LLP, located at One Logan Square, 1800 Cherry Street, Philadelphia, Pennsylvania 19103, or at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are expected to be first sent or given to shareholders commencing on or about June 1, 2010. The Company’s principal executive offices are located at 10 Forge Parkway, Franklin, Massachusetts 02038, and its telephone number is (508) 553-8850.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.01 par value per share, held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Company’s common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed May 17, 2010 as the record date for determining holders of common stock who are entitled to vote at the Annual Meeting. As of April 16, 2010, the Company had approximately 29,053,245 shares of common stock outstanding and entitled to be voted. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for all matters. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the Class 1 and Class II directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required to approve the amendment to the 2008 Plan to increase the maximum number of shares of common stock available under the 2008 Plan from two million seven hundred thousand (2,700,000) to four million seven hundred thousand (4,700,000) (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal No. 3).

With respect to the election of the directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Annual Meeting will be elected. With respect to the approval of the amendment of the 2008 Plan to increase the maximum number of shares of common stock available under the 2008 Plan and the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, each will be approved if a majority of the shares present in person or by proxy and casting a vote on the proposal vote FOR the proposal. If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present. Broker non-votes and abstentions will have the same effect as a vote “against” Proposals No. 1 and No. 2, but will not affect the outcome of any other votes.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting, giving notice of revocation and voting in person. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the director nominees named herein;

•	FOR the amendment to the 2008 Plan to increase the maximum number of shares of common stock available under the 2008 Plan from two million seven hundred thousand (2,700,000) to four million seven hundred thousand (4,700,000);

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

The Board of Directors and its Committees

The Board of Directors is actively engaged in the oversight of the Company and its members routinely interact with management and with each other in the course of performing their duties. Board members receive regular updates from the Company’s senior executives on key financial, operational, contractual and strategic issues and advise the management team on matters within their areas of expertise. Due to the hectic business and travel schedules of many of the Company’s Board members, unanimous written resolutions of the Board were frequently utilized throughout 2009. The Board met once during the fiscal year ended December 31, 2009. During the fiscal year ended December 31, 2009, each of the Company’s incumbent directors attended all meetings of the Board of Directors and at least 75 percent of the total number of meetings of committees of the Board of Directors on which he served.

Historically, the Company has held a Board of Directors meeting at the time of its annual meeting of shareholders and has requested that its directors attend the annual meeting of shareholders. All of the incumbent directors except Mr. Witoshkin attended the 2009 annual meeting of shareholders in person or by teleconference.

Audit Committee

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which assists the Board of Directors in fulfilling its responsibilities to the Company’s shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, the Company’s independent auditors and management. The Audit Committee currently consists of Mr. Witoshkin and Mr. Enright, each of whom is independent as defined under applicable Nasdaq listing standards. Mr. Witoshkin was appointed to the Audit Committee on May 22, 2007 and currently serves as Chair of the Audit Committee. Mr. Enright was appointed to the Audit Committee on March 28, 2008. The Audit Committee met five (5) times during the fiscal year ended December 31, 2009. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com.

The Audit Committee discusses with the Company’s management and the Company’s independent auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the Company’s independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal independent auditors or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditors. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”), which identifies and recommends candidates for election to the Board of Directors, develops and maintains corporate governance policies and procedures applicable to the Company and reviews and advises the Board of Directors on the overall corporate governance of the Company as necessary. The Nominating Committee currently consists of Mr. Witoshkin and Mr. Enright, each of whom is independent as defined under applicable Nasdaq listing standards. Mr. Witoshkin was appointed to the Nominating Committee on March 28, 2008. Mr. Enright was appointed to the Nominating Committee on March 28, 2008 and currently serves as Chair of the Nominating Committee. During 2009, the Nominating Committee did not meet. The Board of Directors has adopted a written charter for the Nominating Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com.

In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All nominees for the Board of Directors must have a reputation for integrity, honesty and adherence to high ethical standards, as well as demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. Nominees must be willing and able to contribute positively to the decision-making process of the Company. In addition, nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all the shareholders. The Nominating Committee takes into account the background of each Director and nominee in areas such as business, financial and legal expertise, government regulation and science and strives to create and maintain a Board of Directors that is diverse as to age, gender, ethnic background and experience. In addition, the Nominating Committee considers whether a particular Director or nominee has specific skills or attributes that may qualify him or her for service on a particular Board committee. Finally, the Nominating Committee annually reviews the independence of each Board member to ensure that a majority of the Board of Directors is independent.

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Compensation Committee

The Board of Directors has a Compensation Committee, which generally assists the Board of Directors with respect to matters involving the compensation of the Company’s directors and executive officers. The Compensation Committee currently consists of Mr. Witoshkin and Mr. Enright, each of whom is independent as defined under applicable Nasdaq listing standards. Mr. Witoshkin was appointed to the Compensation Committee on February 14, 2007. Mr. Enright was appointed to the Compensation Committee on March 28, 2008 and currently serves as Chair of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com. During 2009, the Compensation Committee did not meet.

The responsibilities of the Compensation Committee include determining salaries and other forms of compensation for the chief executive officer and the other executive officers of the Company, reviewing and making recommendations to the Board of Directors with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The Compensation Committee is primarily responsible for considering and determining executive and director compensation. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation; however, the Compensation Committee did not engage the services of any compensation consultants in determining or recommending the amount or form of executive and director compensation for the fiscal year ended December 31, 2009.

In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to consultants to the Company, employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Historically, the chief executive officer, in consultation with the Compensation Committee and within certain per-person and per-year limits established by the Compensation Committee, has been authorized to make limited stock option grants and other stock awards to employees, non-executive officers and consultants of the Company.

The Company’s chief executive officer generally makes recommendations to the Compensation Committee regarding the compensation of other executive officers. In addition, the chief executive officer is often invited to attend Compensation Committee meetings and participates in discussions regarding the compensation of other executive officers, but the Compensation Committee ultimately approves the compensation of all executive officers.

Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s chief executive officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the chief executive officer in meetings regarding the compensation of other executive officers, the Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The chief executive officer does not make proposals or recommendations regarding his own compensation.

Board Structure

Patrick T. Mooney serves as both the Chairman of the Board and the Chief Executive Officer of the Company. Dr. Mooney is intimately familiar with the Company’s business and his direct involvement in the Company’s operations puts him in the best position to effectively identify strategic priorities, lead discussions of the Board of Directors and define the Company’s short- and long-term strategic objectives with respect to capital and operational requirements. Given the current regulatory and capital market environment, the Board believes that having one leader serving as both the Chairman and Chief Executive Officer is ideal for the Company at this time as it provides consistent, decisive and effective leadership.

While the Company currently does not have a lead independent director, the Company’s Bylaws permit the Board to change its structure should that be deemed appropriate and in the best interest of the Company and its shareholders. The Company’s independent directors routinely interact with executive management and they bring industry experience, oversight and expertise from outside the Company. In addition, all of the Board’s key Committees — Audit, Compensation and Nominating and Corporate Governance — are comprised entirely of independent directors. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing the Company’s strategic plans and objectives, including the Company’s principal risk exposures. The Audit Committee assists the Board in overseeing and monitoring the Company’s actual and potential legal and financial risks, management’s response to these risks and strategies for risk mitigation. Each of the Board’s key committees — Audit, Compensation and Nominating and Corporate Governance — is responsible for overseeing and for recommending guidelines and policies governing their respective areas of responsibility. In consultation with the Company’s management and outside advisors, the Board also considers specific areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputation risks.

Communication with the Board of Directors

Shareholders may send written communications for the Board of Directors to the attention of the Secretary, 10 Forge Parkway, Franklin, MA 02038. Any such communication should clearly indicate that it is intended for the Board of Directors and any communication intended for a particular Board member or committee should clearly state the intended recipient. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock, as of April 16, 2010 (except as otherwise provided below) by the following individuals or entities: (i) each shareholder known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) the Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer (the “Named Executive Officers”); (iii) each director; and (iv) current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after April 16, 2010 through the exercise of any stock option or other right, including upon the exercise of warrants to purchase shares of common stock and the conversion of preferred stock into common stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of April 16, 2010, there were issued and outstanding 29,053,245 shares of our common stock.

	Amount and Nature of Beneficial Ownership of
	Common Stock as of April 16, 2010
Name and Address of Beneficial Owner (1)	Number of Shares (2)		Percentage of Class

Beneficial Owners:
Allen Cato, M.D., Ph.D.	3,968,614	(3)	12.02%
Cato Holding Company 4364 South Alston Avenue Durham, North Carolina 27713
Platinum — Montaur Life Sciences, LLC	7,874,305	(4)	9.99%
152 West 57th Street, 54th Floor New York, NY 10019
Matthew Balk	1,964,264	(5)	6.33%
c/o Sherbrooke Partners, LLC 590 Madison Avenue, Floor 5 New York, New York 10022
Directors and Executive Officers:
Vincent D. Enright	133,334	(6)	*
Harry G. Mitchell	892,687	(7)	2.98%
Patrick T. Mooney, M.D.	1,850,907	(8)	5.99%
Shawn K. Singh, J.D.	1,225,907	(9)	4.05%
Walter W. Witoshkin	444,521	(10)	1.51%
All directors and executive officers as a group (5 persons)	4,547,356		13.53%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Echo Therapeutics, Inc., 10 Forge Parkway, Franklin, MA 02038.

(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on September 24, 2007, information regarding the December 31, 2008 conversion into common stock of certain amounts payable by the Company to Cato Research Ltd., an affiliate of Cato Holding Company, and information regarding the sale of 500,000 shares in June 2009. Includes 113,389 shares of common stock held by Allen Cato, M.D., Ph.D. directly and 3,674,130 shares of common stock held by Cato Holding Company.

(4)	Based on information provided in a Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2010. Consists of (i) 900,000 shares of common stock held by Platinum Long Term Growth VII, LLC, (ii) 256,120 shares of common stock held by Platinum-Montaur Life Sciences, LLC, (iii) 1,200,085 shares held by Platinum Long Term Growth VII, LLC that may be acquired within 60 days upon the exercise of warrants, (iv) 600,000 shares held by Platinum-Montaur Life Sciences, LLC that may be acquired within 60 days upon the exercise of warrants, (v) 1,805,016 shares that may be acquired by Platinum-Montaur Life Sciences, LLC, and (vi) 3,113,084 shares that may be acquired by Platinum Long Term Growth VII, LLC upon conversion of Preferred Stock. The warrants and Preferred Stock provide a limitation on the exercise of such warrants and Preferred Stock, such that the number of shares of common stock that may be acquired by the holder upon exercise of the warrants or conversion of the Preferred Stock is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise or conversion) of the Company without providing the Company with 61 days’ prior notice of thereof.

(5)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on March 23, 2010 by Sherbrooke Partners, LLC and Matthew Balk as the managing member of Sherbrooke Partners. Consists of 1,504,450 shares of common stock beneficially owned by Sherbrooke Partners and 459,814 shares that may be acquired within 60 days upon the exercise of warrants held by Mr. Balk. The warrants provide a limitation on the exercise of such warrants such that the number of shares of common stock that may be acquired by the holder upon exercise of the warrants is limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) of the Company without providing the Company with 61 days’ prior notice of thereof.

(6)	Represents 83,334 shares that may be acquired by Mr. Enright within 60 days upon the exercise of stock options.

(7)	Includes 475,000 shares that may be acquired by Mr. Mitchell within 60 days upon the exercise of stock options and 1,500 shares of common stock which Mr. Mitchell may acquire within 60 days upon exercise of warrants.

(8)	Includes 500,000 shares that may be acquired by Dr. Mooney within 60 days upon the exercise of stock options.

(9)	Includes 500,000 shares that may be acquired by Mr. Singh within 60 days upon the exercise of stock options.

(10)	Includes 308,334 shares that may be acquired by Mr. Witoshkin within 60 days upon the exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently fixed at four directors divided into three classes with staggered terms for each class. As of April 16, 2010 the Company has four directors, two of whom are Class II directors whose terms expire in 2010 and two of whom are Class III directors whose terms expire in 2011. Due to the resignation of Robert S. Langer, Sc.D., the Company’s sole Class I director, effective as of December 31, 2009, the Company does not currently have a Class I director. In order to maintain balance amongst the three classes of directors, the Board of Directors has recommended reclassifying Patrick T. Mooney, a Class III director, as a Class I director to serve the remainder of Dr. Langer’s term.

As set forth in the following table, the Board of Directors has nominated and recommended Patrick T. Mooney for election to the Board of Directors as a Class I director for a term of two years and Walter W. Witoshkin and Vincent D. Enright for election to the Board of Directors as Class II directors for a term of three years. Each Class I and Class II director will hold office until a successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Mooney is currently serving as a Class III director of the Company and Mr. Enright and Mr. Witoshkin are currently serving as Class II directors of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of each nominee. The Board of Directors has no reason to believe that any nominees will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of one or more substitute nominees.

Name and Year Director First Became a Director	Position(s) with the Company

Patrick T. Mooney (2007)	Chief Executive Officer, President and Chairman of the Board of Directors
Vincent D. Enright (2008)	Director
Walter W. Witoshkin (2007)	Director

* * * *

The Board of Directors unanimously recommends a vote “FOR” the nominees listed above.

Directors and Executive Officers

The current directors and executive officers of the Company are as follows:

Name	Age	Position(s) with the Company

Vincent D. Enright (2008)(1)(2)(3)	66	Director
Harry G. Mitchell (2006)	59	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary
Patrick T. Mooney, M.D. (2007)	42	Chief Executive Officer, President and Chairman of the Board of Directors
Shawn K. Singh, J.D. (2007)	47	Director
Walter W. Witoshkin (2007)(1)(2)(3)	65	Director

(1)	Member of Audit Committee of the Board of Directors.

(2)	Member of Compensation Committee of the Board of Directors.

(3)	Member of Nominating and Corporate Governance Committee of the Board of Directors.

Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

Mr. Enright was appointed to the Board of Directors in March 2008 and his current term of office expires in 2010. Mr. Enright currently serves as a director of and Chairman of the Audit Committee for certain funds managed by Gabelli Funds, LLC, a mutual fund manager, positions he has held since 1991. Mr. Enright served as Senior Vice President and Chief Financial Officer of KeySpan Corporation, a NYSE public utility company, from 1994 to 1998. He previously served as a director of Aphton Corporation, a biopharmaceutical company, from September 2004 through November 2006 (Nasdaq: APHT). Mr. Enright holds a B.S. degree in Accounting from Fordham. Mr. Enright’s significant financial expertise, including his experience as Chief Financial Officer and Chairman of the Audit Committee at public companies, and his prior experience as a director of a public pharmaceutical company make him an integral member of the Board of Directors.

The Company appointed Mr. Mitchell as its Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary in September 2007 and his current term of office expires in 2010. Mr. Mitchell served as the Company’s Interim Chief Financial Officer from June 2006 until September 2006, at which time he was appointed the Company’s full-time Vice President of Finance, Chief Financial Officer and Treasurer. In December 2006, Mr. Mitchell was appointed Chief Financial Officer on a part-time consulting basis and in January 2007, Mr. Mitchell was also appointed Interim Chief Executive Officer on a part-time consulting basis. On January 16, 2007, Mr. Mitchell was hired as an employee of the Company to serve as Interim Chief Executive Officer, in which capacity he served until September 2007, Chief Financial Officer and Treasurer of the Company. From 2004 until June 2006, Mr. Mitchell served as President and Chief Executive Officer of MedTech Advances, Inc., a privately-held diabetes medical device company, and provided financial and other consulting services to several other corporations. From 1999 to 2004, Mr. Mitchell was Senior Vice President, Chief Financial Officer and Treasurer of Boston Medical Technologies, Inc., a privately-held diabetes medical device company. Mr. Mitchell is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. In addition to his institutional knowledge as a long-term member of the Company’s executive management team, Mr. Mitchell’s financial expertise and significant senior executive management experience in the diabetes medical device industry make him a key part of the Company’s executive management team.

The Company engaged Dr. Mooney as its Chief Executive Officer in September 2007 and as its President in June 2009. In January 2008, Dr. Mooney was appointed Chairman of the Board of Directors. Dr. Mooney’s current term of office as Chief Executive Officer, President and Chairman of the Board of Directors expires in 2010 and his term as a director expires in 2011. Dr. Mooney previously served as President, Chief Executive Officer and Director of Echo Therapeutics, Inc. (a privately-held company prior to its merger with Sontra Medical Corporation) from September 2006 to September 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT), a biopharmaceutical company, from January 2004 to November 2006. Dr. Mooney served as Senior Biotechnology Analyst at Thomas Weisel Partners,

LLC, a full service merchant banking firm, and as Senior Biotechnology Analyst at Janney Montgomery Scott, LLC, a full services investment banking firm. He graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital. Dr. Mooney’s knowledge of the capital markets, his experience as the Chief Executive Officer and Chief Medical Officer of Aphton, and his medical training provide invaluable expertise to the Company’s Board and executive management team in matters regarding the Company’s operations, product development, capital requirements and strategic direction.

Mr. Singh has served as a director of the Company since September 2007 and his current term expires in 2011. He was the Company’s President (part-time) from September 2007 until June 2009, at which time he elected to increase his focus on business interests related his concurrent part-time roles at Cato BioVentures, a life sciences venture capital firm, and VistaGen Therapeutics, Inc., a stem cell technology company focused on drug rescue and development. Mr. Singh currently provides strategic consulting services to the Company on an as-needed basis. From November 2004 to September 2007, Mr. Singh was a Director and member of the executive management team of Echo Therapeutics, Inc. (a privately-held company prior to its merger with Sontra Medical Corporation), including roles as President from November 2004 to September 2006 and Chairman of the Board from September 2006 to September 2007. Mr. Singh currently serves as the Chief Executive Officer of VistaGen Therapeutics, a position he has held since August 2009. He joined VistaGen’s Board of Directors in 2000 and its senior management team (part-time) in 2003 following VistaGen’s acquisition of Artemis Neuroscience, of which he was President. Mr. Singh served as VistaGen’s President (part-time) from 2008 to August 2009 and as its Chief Operating Officer (part-time) from 2003 to 2008. From February 2001 to August 2009, Mr. Singh was Managing Principal and Chief Operating Officer of Cato BioVentures and Chief Business Officer and General Counsel of Cato Research, a global CRO affiliated with Cato BioVentures. Since 2004, Mr. Singh has also served as Chief Executive Officer (part-time) and a director of Hemodynamic Therapeutics, a majority-owned affiliate of Cato BioVentures. From late-2000 to February 2001, Mr. Singh was the Managing Director of Start-Up Law, a management consulting firm serving early-stage biotechnology companies. From 1993 to 2000, Mr. Singh was Chief Business Officer of SciClone Pharmaceuticals (Nasdaq: SCLN). Mr. Singh also served as a corporate finance associate with Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh is a member of the State Bar of California. Mr. Singh’s management, legal, and venture capital expertise, knowledge of strategic partnering and planning and mergers and acquisitions, and nearly 20 years of experience working with both public and private biotechnology and pharmaceutical companies provide invaluable expertise to our Board in matters regarding the Company’s strategic partnering and planning activities, including product development and corporate finance matters, and risk management.

Mr. Witoshkin has served as a director since 2007 and his current term expires in 2010. Mr. Witoshkin is Chairman and Chief Executive Officer of QuantRx Biomedical Corporation (OTCBB: QTXB). A 40-year veteran of the pharmaceutical, healthcare and biomedical industries, Mr. Witoshkin joined QuantRx in May 2005. Mr. Witoshkin joined QuantRx from Trident Group LLC, global operational consultants to the pharmaceutical and related healthcare industries. As a founding partner of Trident Group, Mr. Witoshkin specialized in alternative sourcing for manufacturing and the acquisition of technologies and products. He has held senior executive positions at leading healthcare product and pharmaceutical companies, most recently SmithKline Beecham, now Glaxo SmithKline, where he was Vice President of Business Development and Chief Financial Officer. In 1989, Mr. Witoshkin established Menley & James Laboratories, Inc., after purchasing 32 SmithKline Beecham over-the-counter pharmaceutical and toiletry product brands. Menley & James had its initial public offering in 1992. He earlier held several senior finance positions at American Cyanamid, which became American Home and then Wyeth. Mr. Witoshkin’s extensive executive management experience for development-stage and established public companies in the pharmaceutical and healthcare industries, his financial expertise, and his knowledge of the intricacies of healthcare product manufacturing allow him to provide critical advice to the Board on financial issues, as well as product development and manufacturing and strategic planning matters.

As noted above, Dr. Patrick Mooney, the Company’s current Chairman of the Board of Directors, as well as its Chief Executive Officer and President, formerly served as the President and Chief Executive Officer of Aphton Corporation. During his tenure there, on May 23, 2006, Aphton Corporation declared bankruptcy under Chapter 11 of the United States Bankruptcy Code. At the time the bankruptcy was declared, Vincent Enright, another director of the Company, was a director of Aphton Corporation.

Independence of Members of Board of Directors

The Board of Directors has determined that each of Messrs. Vincent D. Enright and Walter W. Witoshkin, constituting two of the four directors of the Company, satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

At the 2008 Annual Meeting of Shareholders, the shareholders approved the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). At the 2009 Annual Meeting of Shareholders, the shareholders approved an amendment to the 2008 Plan which increased the maximum number of shares of the Company’s common stock that may be issued under the 2008 Plan from 1.7 million shares to 2.7 million shares. At this Annual Meeting, shareholders will be asked to approve an amendment to the 2008 Plan in order to increase the maximum number of shares of the Company’s common stock that may be issued under the 2008 Plan by 2 million shares (the “Amendment”). The 2008 Plan currently authorizes 2.7 million shares of the Company’s common stock for awards. As of April 16, 2010, there were 1,894,750 shares subject to outstanding grants and 805,250 shares remaining available for future grants under the 2008 Plan. The Amendment would result in 2,805,250 shares, subject to adjustment for certain changes in the Company’s capitalization as more fully described below, available for future grants under the 2008 Plan.

On April 23, 2010, the Board of Directors of the Company adopted the Amendment subject to approval by the shareholders. The Board of Directors believes that the ability to distribute equity grants under the 2008 Plan is important for the Company’s continued growth and success and that the number of shares available for future grants is inadequate to achieve the purpose of the Plan, which is to attract and retain the best possible individuals to promote the success of the Company. The Company is not seeking to increase the annual employee limit under the 2008 Plan or to amend any other feature of the 2008 Plan.

The 2008 Plan provides for grants of the following incentive awards to employees, consultants and non-employee directors of the Company and of certain of its affiliates: incentive stock options (to employees only), nonqualified stock options, and restricted stock. The following is a brief summary of the 2008 Plan. A copy of the 2008 Plan, as amended, is attached hereto as Appendix A. This summary is qualified in its entirety by the specific language of the 2008 Plan.

General

Common Stock Available.  The maximum number of shares of the Company’s common stock available under the 2008 Plan for incentive stock options, nonqualified stock options and restricted stock awards as well as other types of awards is currently 2.7 million. The Amendment would increase this limit to 4.7 million. The 2008 Plan also includes annual limits on grants that may be made to individual employees. The 2008 Plan current limits and the annual employee limits for awards are as follows:

Type of Award	Current Plan Limit	Annual Employee Limit

Options	2.7 million shares	425,000 shares
Restricted Stock	2.7 million shares	425,000 shares

Each of the above limitations is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, is terminated, canceled or forfeited, the common stock not issued under the award will again become available for grant under the 2008 Plan. If any option is exercised by surrendering common stock or by having common stock withheld, or if tax obligations are paid by surrendering common stock or by having common stock withheld, only the number of shares issued net of shares withheld or surrendered will be deemed delivered under the 2008 Plan. On April 16, 2010, the closing price reported on the OTCBB of a share of the Company’s common stock was $1.70.

Eligibility.  Employees, consultants and non-employee directors of the Company and of certain affiliates are eligible to receive awards under the 2008 Plan; however, consultants and non-employee directors are not eligible to receive incentive stock options. There are approximately eleven employees, three consultants, and three non-employee directors who are eligible to receive awards under the 2008 Plan.

Administration.  The 2008 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration. In addition to the Committee, the Board has delegated to Dr. Mooney the power to grant awards under the Plan having an exercise price at or above fair market value; provided that Dr. Mooney may not grant more than 100,000 shares to any employee or consultant in a fiscal year, he may not grant more than an aggregate of 425,000 shares per fiscal year, and he may not make any awards to himself or any named executive officer.

Subject to any applicable limitations contained in the 2008 Plan, the Committee may select the recipients of awards and determine (i) the number of common shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than fair market value of the underlying shares), (iii) the duration of options (which may not be for longer than 10 years), (iv) the number of common shares subject to any restricted stock, and (v) the terms and conditions of such awards, including conditions for the vesting and purchase of such common shares.

The Committee is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in the Company’s capitalization. If a “Change in Control” (as defined in the 2008 Plan) occurs, each outstanding award to an employee, consultant or non-employee director who has not yet had a termination of service will become fully vested (unless the applicable award agreement provides otherwise). The 2008 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions), whether or not a Change in Control. In the event of such a transaction, the Committee may terminate all or a portion of any outstanding awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each grantee holding an option to be terminated at least seven days’ advance notice of the termination. Upon such notice, any such option may be exercised before the termination of the option. Also, the Committee, in the event of such a transaction, may accelerate, in whole or in part, the vesting of any option and/or any restricted stock.

Stock Options

The Committee may award incentive stock options and nonqualified stock options. Incentive stock options offer employees certain tax advantages that are not available for nonqualified stock options. The Committee determines the terms of the options, including the number of shares of common stock subject to the options, the exercise price, and when the option becomes exercisable; however, the term of an incentive stock option may not exceed 10 years (five years in certain cases) and the exercise price per share may not be less than the fair market value of a share of common stock on the date the option is granted (110% of fair market value in certain cases).

When an employee, a consultant or a non-employee director terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, a consultant or a non-employee director terminates his or her service for a reason other than retirement, death or disability, his or her options generally remain exercisable for up to three months after termination of service, unless the award agreement provides for a different exercise period. Termination of service by reason of death or disability generally causes the option to terminate one year after such termination, unless the award agreement provides for a different exercise period.

The exercise price may be paid in cash. The Committee may also permit payment of the exercise price in any of the following ways: (i) in shares of the Company’s common stock previously acquired by the grantee, (ii) in shares of the Company’s common stock newly acquired by the grantee as a result of the exercise, (iii) through a so-called broker-financed transaction, (iv) through a loan from the Company that meets certain requirements, or (v) in any combination of the foregoing methods.

Restricted Stock

The Committee may make restricted stock awards to employees, consultants and non-employee directors (for any or no consideration), subject to any restrictions the Committee may determine. The Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the grantee will have voting and dividend rights on the shares. Any grantee who makes an election under section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide the Company with a copy of the election within 10 days of filing the election with the Internal Revenue Service.

Miscellaneous

Transferability.  Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, consultant or non-employee director to transfer nonqualified stock options to certain permitted transferees.

Acceleration of Vesting.  The Committee may, in its discretion, accelerate the date on which stock options may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock, if it determines that to do so would be in the best interests of the Company.

Effective Date.  The 2008 Plan became effective April 1, 2008 and was amended as of May 1, 2009.

Amendment and Termination.  The 2008 Plan will automatically terminate on April 1, 2018, unless it is terminated sooner by the Board of Directors. The Committee may amend outstanding awards, provided such amendment does not adversely affect the rights of the grantee. The Board of Directors may amend or suspend the 2008 Plan. Shareholder approval, however, is required for (i) any material amendment to the 2008 Plan, (ii) any change in the employees eligible to receive incentive stock options or the number of shares available for the granting of incentive stock options (other than adjustment for certain changes in the Company’s capitalization), and (iii) any change in the material terms of a “performance goal” (for purposes of section 162(m) of the Code).

Plan Benefits

The amount and timing of all awards under the 2008 Plan are determined in the sole discretion of the Committee and Dr. Mooney, as applicable, and therefore cannot be determined in advance.

The chart below sets forth the number of shares underlying options and restricted stock that the Company has granted to the following individuals and groups under the 2008 Plan:

		Number of		Number of
		Shares		Shares
	Dollar	Underlying	Dollar	Underlying
	Value	Options	Value	Restricted Stock
Name and Position	($)(1)	(1)(2)	($)(3)	(3)

Patrick T. Mooney, M.D.,	—	—	758,750	725,000
Chief Executive Officer
Shawn K. Singh, J.D.,	—	—	40,000	100,000
President(4)
Harry G. Mitchell,	—	—	358,750	350,000
Chief Financial Officer,
Chief Operating Officer and Treasurer
Executive Officer Group	—	—	1,117,500	1,075,000
Non-executive Director Group(4)	55,000	100,000	40,000	100,000
Non-executive Officer Employee Group	80,000	200,000	207,900	164,750

(1)	Incentive stock options were granted to non-executive officer employees as of January 8, 2009. Nonqualified stock options were granted to the Non-executive Director Group as of February 20, 2009. The value of the grants was determined to be at or above the stock closing prices on January 8, 2009 and February 20, 2009.

(2)	The Company has, in the past, also made grants of nonqualified stock options to both executive officers and directors pursuant to individually negotiated agreements and apart from any of the Company’s existing equity incentive plans. These grants have not been taken into account for purposes of the assumptions in this column.

(3)	Executive Officers and Non-executive Officer Employees were granted Restricted Stock as of February 20, 2009. The value of the grant was determined to be above the stock closing price on February 20, 2009.

(4)	Mr. Singh resigned as President (part-time) effective as of June 19, 2009. Accordingly, Mr. Singh’s grants are reflected in the Non-executive Director Group.

Federal Income Tax Consequences — Options

The federal income tax consequences of granting and exercising options under the 2008 Plan are as follows (based on federal tax laws and regulations as of the date of this Proxy Statement). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. An optionee exercising a nonqualified stock option will recognize ordinary income equal to the excess of the fair market value of the Company common stock purchased (on the date of exercise) over the exercise price. An employee will not recognize ordinary taxable income as a result of acquiring stock by exercising an incentive stock option. The excess of the fair market value of the stock on the date of exercise over the exercise price will, however, generally be treated as an item of adjustment for purposes of calculating the employee’s alternative minimum taxable income. If the employee holds the stock he or she receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of, calculated as thought the incentive stock option had been a nonqualified stock option.

When an optionee recognizes ordinary income on the exercise of a nonqualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. The Company believes that the 2008 Plan has been designed so that the amount of compensation that may be deducted with respect to options will not be limited by section 162(m) of the Code.

* * * *

The Board of Directors unanimously recommends that the shareholders vote FOR approval of the amendment to the Echo Therapeutics, Inc. 2008 Equity Incentive Plan to increase the number of shares authorized.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C., an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2010, and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify the selection of Wolf & Company as the Company’s independent registered public accounting firm, then the selection of such independent auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s independent auditors in the fiscal year ended December 31, 2009, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

* * * *

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2009 and 2008.

Summary Compensation Table

			All other
		Salary	Compensation	Total
Name and Principal Position	Year	($)	($)	($)

Patrick T. Mooney, M.D.	2009	300,000	—	300,000
Chief Executive Officer, President	2008	300,000	—	300,000
Shawn K. Singh, J.D.(1)	2009	25,000	25,000	50,000
President (part-time)	2008	135,000	—	135,000
Harry G. Mitchell	2009	250,000	—	250,000
Chief Operating Officer and	2008	250,000	—	250,000
Chief Financial Officer

(1)	Mr. Singh resigned as President (part-time) effective as of June 19, 2009. For the period of January 1, 2009 to June 19, 2009, Mr. Singh received an annual base salary of $50,000. The Company entered into a Strategic Consulting Services Agreement with Mr. Singh as of June 19, 2009 pursuant to which he shall provide strategic business consulting services and advice to the Company in consideration for compensation equivalent to $50,000 per year.

Stock Option and Incentive Plans

In March 2003, the Board of Directors adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”). The 2003 Plan was approved by the shareholders in May 2003. Pursuant to the 2003 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock-based awards to the Company’s employees, officers, directors, consultants and advisors.

In March 2008, the Board of Directors adopted the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and, in May 2008, the Company’s shareholders approved the 2008 Plan. The Board of Directors and the Company’s shareholders approved an amendment to the Plan effective as of May 2009 to increase the number of authorized shares under the 2008 Plan. Pursuant to the 2008 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive stock options to employees and nonqualified stock options and restricted stock to Company employees, consultants and non-employee directors.

Options granted prior to September 14, 2007 generally vest 25% on the first anniversary of the vesting start date and 2.5% monthly thereafter. Options granted on or after September 14, 2007 generally vest one-third immediately, one-third on the first anniversary of the vesting start date and one-third on the second anniversary of the vesting start date; however, certain options are allowed accelerated vesting or are based on milestone accomplishments of the grantee. Vested options expire ten years after the date of grant. Vesting for options under the 1997 Plan were 100% vested on the date of grant. The Company’s policy is to grant employee and director stock options with an exercise price equal to the fair value of the Company’s common stock at the date of grant.

Restricted stock is issued on the date of grant, but remains subject to forfeiture until completely vested. For restricted stock granted prior to September 14, 2007, restrictions lapse as to 25% of the shares per year on each of the first four anniversaries of the grant date. Vesting provisions for restricted stock granted on September 14, 2007 or after vary.

Equity Awards Granted and Re-priced in 2009

On February 20, 2009 and June 15, 2009, the Compensation Committee of the Board of Directors granted restricted common stock to the executive officers. Dr. Mooney was granted an aggregate of 725,000 restricted shares, Mr. Singh was granted an aggregate of 100,000 restricted shares and Mr. Mitchell was granted an aggregate of 350,000 restricted shares. The restricted shares shall vest upon the first to occur of (i) FDA approval of the Company’s Symphonytm tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

On February 20, 2009, the Compensation Committee also approved a reduction of the exercise price of options to purchase shares of the Company’s common stock to $0.55 per share (the “Repricing”). Dr. Mooney held options to purchase 500,000 shares, Mr. Singh held options to purchase 500,000 shares and Mr. Mitchell held options to purchase 300,000 shares affected by the Repricing. Prior to the Repricing, the exercise price of such options was $1.39 per share. All other terms of the options remained the same.

Named Executive Officer Employment Agreements

The Company entered into an employment agreement with each of Dr. Mooney, and Messrs. Singh and Mitchell (each an “Employee” and together, the “Employees”), dated as of September 14, 2007. The employment agreements became effective as of the effective time of the merger.

In accordance with the Company’s employment agreement with Dr. Mooney, Dr. Mooney serves as the Chief Executive Officer of the Company at an annual salary of $300,000. He also received an initial bonus of $145,000 in connection with his appointment. He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. Additionally, the Company granted Dr. Mooney non-qualified stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee of the Board of Directors on February 20, 2009.

The Company’s employment agreement with Mr. Singh provided that he shall serve as the President of the Company on a part-time basis at an annual salary of $135,000. Mr. Singh resigned as President (part-time) effective as of June 19, 2009 in order to increase his focus on business interests related his concurrent part-time roles at Cato BioVentures and VistaGen Therapeutics, Inc. His employment agreement is no longer in effect. He received an initial bonus of $115,000 in connection with his appointment. He was eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. Additionally, the Company granted him non-qualified options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee of the Board of Directors on February 20, 2009. The Company entered into a Strategic Consulting Services Agreement with Mr. Singh as of June 19, 2009 pursuant to which he provides strategic business consulting services and advice to the Company in consideration for compensation equivalent to $50,000 per year.

In accordance with the Company’s employment agreement with Mr. Mitchell, Mr. Mitchell serves as Chief Operating Officer and Chief Financial Officer of the Company at an annual salary of $250,000. He is eligible to receive performance bonuses, which are provided in the sole discretion of the Board of Directors. The Company granted him non-qualified options to purchase 250,000 shares of the Company’s common stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee of the Board of Directors on February 20, 2009.

Each of the employment agreements has an initial two year term commencing as of the effective time of the merger and is automatically extended for one year unless a party gives 90 days notice prior to the expiration of the term. The Employees are subject to standard confidentiality provisions.

Upon the death or disability of Dr. Mooney or Mr. Mitchell (each, an “Employee”) or termination of an Employee for cause, the Company is obligated to pay amounts accrued as of the date of death or disability or termination for cause. If the Employee is terminated without cause or the Employee terminates for good reason, the

Company must pay all amounts accrued under the employment agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the average of the performance bonuses paid to the Employee with respect to the Company’s two most recent fiscal years. In addition, all outstanding stock grants will immediately vest. If a change in control of the Company occurs and the Employee is terminated for any reason other than for cause or death or disability, the Company must pay the Employee an amount equal to two times base salary and bonus amount. Except for termination for Cause, in the event the Employee is terminated for any reason, the Employee is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

Outstanding Equity Awards at Fiscal Year-End

	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise		Option
	Options (#)	Price		Expiration
Name	Exercisable	($)		Date

Patrick T. Mooney, M.D.	500,000	0.55	(1)	12/22/17	(1)
Shawn K. Singh, J.D.	500,000	0.55	(1)	12/22/17	(1)
Harry G. Mitchell	150,000	0.21		1/2/17	(2)
	25,000	1.54		3/13/17	(3)
	300,000	0.55	(4)	12/22/17	(4)

(1)	The Company granted the executive options to purchase 500,000 shares of common stock on December 22, 2007. One third of the options vested on the date of the grant, options for 166,667 shares vested on December 22, 2008, and the final one-third (166,666) vested on December 22, 2009. On February 20, 2009, the Compensation Committee of the Board of Directors changed the exercise price of these non-qualified stock options from $1.39 per share to $.55 per share.

(2)	The Company granted the executive options to purchase 150,000 shares of common stock on January 2, 2007, all of which had vested as of April 16, 2010.

(3)	The Company granted the executive options to purchase 25,000 shares of common stock on March 13, 2007. All options vested on the date of grant.

(4)	The Company granted the executive options to purchase 300,000 shares of common stock on December 22, 2007. One third of the options vested on the grant date, one third vested on December 22, 2008 and the remainder vested on December 22, 2009. On February 20, 2009, the Compensation Committee of the Board of Directors changed the exercise price of these non-qualified stock options from $1.39 per share to $.55 per share.

Director Compensation

	Fees Earned or		Option
	Paid in Cash		Awards	Total
Name	($)		($)(2)	($)

Robert S. Langer	41,000	(1)	—	41,000
Walter W. Witoshkin	8,500		115,20	123,703
Vincent D. Enright	3,000		31,916	34,916

(1)	Includes $40,000 payable to Dr. Langer for serving as Chairman of the Company’s Scientific Advisory Board.

(2)	There were no stock or stock option awards made during 2008 for members of the Board of Directors except for the grant of 10 year nonqualified stock options to Vincent Enright for the purchase of 50,000 shares of Common Stock at an exercise price of $1.55 per share. Mr. Enright’s options vest one-third on the date of grant, one-third on the first anniversary and one-third on the second anniversary of the grant date. The amounts reported in the “Option Awards” column represent the amount of stock compensation expense amortization recognized by us in fiscal 2008 for financial statement reporting purposes, as computed in accordance with FAS 123(R). For information regarding significant factors, assumptions and methodologies used in our computations pursuant to

FAS 123(R), see Note 10, “Stock Option Plans — Share-Based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The following summarizes the aggregate number of stock options outstanding at fiscal year end for each director: Robert S. Langer — 143,604, Vincent D. Enright — 100,000 and Walter W. Witoshkin — 325,000.

In 2009, directors who are neither employees nor consultants of the Company receive cash compensation of $2,500 per in-person Board of Directors meeting attended and $500 per teleconference meeting attended. Committee members receive cash compensation of $2,500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting and $500 per teleconference meeting attended. The committee chairman receives cash compensation of $1,500 per committee meeting (both in-person and via teleconference) attended that falls on a date other than the date of a Board meeting. A non-employee Chairman of the Board also receives cash compensation of $2,500 per month. Currently, Messrs. Enright and Witoshkin are non-employee, non-consultant directors and during 2009, Dr. Langer was a non-employee, non-consultant director. During the fiscal year ending December 31, 2010, the Company anticipates that a director who is neither an employee nor a consultant of the Company will receive cash compensation of $3,000 per meeting or $500 per conference call. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2010.

In 2009, Dr. Langer served as the Chairman of the Company’s Scientific Advisory Board and in such capacity receives cash compensation of $10,000 per quarter. During 2010, the Company anticipates that Dr. Langer will continue to serve in such capacity for cash compensation of $5,000 per quarter.

All directors are eligible to participate in the 2003 Plan and the 2008 Plan. In connection with the Company’s annual award of stock options to its directors and executive officers, in February 2009 the Company granted non-qualified stock options to purchase 50,000 shares of the Company’s common stock at an exercise price of $.55 per share to Messrs. Enright and Witoshkin. The non-qualified stock option grants were made pursuant to the 2008 Plan. In June 2009, the Company issued 50,000 shares of restricted common stock to each of Messrs. Enright and Witoshkin pursuant to the 2003 Plan and, in August 2009, the Company issued 25,000 shares of restricted common stock to Mr. Witoshkin pursuant to the 2003 Plan. The restricted shares shall vest upon the first to occur of (i) FDA approval of the Company’s Symphonytm tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of December 31, 2009:

		Weighted Average
	Number of Shares to be	Exercise	Number of Shares
	Issued Upon Exercise of	Price of Outstanding	Remaining Available for
	Outstanding Options,	Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by shareholders	1,274,530	$1.12	3,194,190
Equity compensation plans not approved by shareholders	1,650,000	$0.73	0

Total	2,924,530	$0.90	3,194,190

Compensation Policies and Practices

The Company strives to provide a compensation package that motivates its executives to achieve short-term and long-term strategic, operational and product development goals, while at the same time attracting and retaining a talented management team.

We seek to align our management team’s interests with those of our shareholders by using equity-based long-term incentive awards. These awards generally consist of either stock options or shares of restricted stock that vest over time or upon achievement of a milestone, such as product approval. Equity-based incentive awards serve not only as a retention tool but also as a means to encourage enhanced performance of our common stock since executives obtain the opportunity for financial rewards as our stock price increases. In addition, management is motivated to achieve product development and operating objectives through those components of our compensation program that reward the achievement of pre-determined performance objectives in areas that the Board of Directors believes are critical to the Company’s success.

We endeavor to attract and retain talented executives by offering compensation packages that we believe are competitive in relation to similar positions at comparable companies and by ensuring retention through time-vested equity-based incentive awards. We do this by using compensation survey data for the relevant position and ensuring that the various elements of compensation for the position present an appropriate mix for the position.

The Company’s executive compensation program is comprised of the following components:

Base Salary.  Base salary is derived from competitive market data such as compensation surveys and compensation information obtained in connection with the Company’s recruitment of new executives. Our objective is to pay competitive base salaries in order to attract and retain talented executives. Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

Annual Incentive Program.  Annual bonus opportunities for our management team are designed to reward both overall performance and the achievement of specific goals and to provide market competitive compensation opportunities.

Long-Term Incentive Program.  Time-vested equity compensation, primarily in the form of stock options and restricted stock, are intended to reward performance, serve as a retention tool, align the interests of management with those of shareholders and provide competitive compensation opportunities. Individual awards granted by the Compensation Committee are determined with input from the Chairman of the Board and Chief Executive Officer with respect to executives other than himself.

Benefits and Perquisites.  We provide executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, and short- and long-term disability insurance. In addition, we also provide certain executives, including the named executive officers, with a car allowance.

Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Wolf & Company, the Company’s independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

Fee Category	Fiscal 2009	Fiscal 2008

Audit Fees	$88,674	$81,000
Audit-Related Fees	7,900	4,100
Tax Fees	0	8,000
All Other Fees	3,845	10,013

Total Fees	$100,419	$103,113

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services consist of the provision of consents in connection with the Company’s registration statements filed under the Securities Act of 1933, as amended, and assistance in reviewing and responding to comment letters received from the Securities and Exchange Commission in connection with the Company’s Form 10-KSB for the period ended December 31, 2007.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services consist of assistance regarding the preparation of federal and state tax returns during fiscal year 2008.

All Other Fees.  Consists of fees billed to the Company by Wolf & Company for products and services other than the services reported above. These services consist of guidance on documentation requirements related to compliance with the Sarbanes-Oxley Act of 2002, and other financial reporting matters.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that each of Walter W. Witoshkin and Vincent D. Enright is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Witoshkin and Mr. Enright are independent as defined under applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management. The Audit Committee has discussed with Wolf & Company, P.C., the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf and Company’s communications with the Audit Committee concerning independence and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission (“SEC”).

AUDIT COMMITTEE

Walter W. Witoshkin, Chairman
Vincent D. Enright

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Certain Relationships and Related Transactions

Senior Convertible Notes

On February 11, 2008, the Company completed an approximately $2.3 million private financing with Montaur Capital through Platinum Long Term Growth VII, LLC and certain other select institutional and strategic investors of unsecured senior convertible notes, due February 12, 2011 (the “Senior Convertible Notes”) and warrants (the “February 2008 Financing”). The $2,292,459 in aggregate principal amount of Senior Convertible Notes issued in the financing bear interest annually at a rate of 8.0% per annum and provide investors with the right to convert principal into shares of our common stock at $1.35 per share. The conversion price is subject to weighted average anti-dilution protection, excluding certain customary exceptions.

Additionally, the investors received warrants to purchase 849,058 shares of common stock at an exercise price of $1.69 per share for a term of five years. The warrants provide for full anti-dilution protection to the holders and allow for cashless exercise.

In connection with the financing, certain holders in the principal amount of $1,275,000 of Bridge Notes exchanged their Bridge Notes at 120% of the outstanding principal and interest as payment toward the purchase price of the Senior Convertible Notes purchased by such holders. Accordingly, we issued Senior Convertible Notes in the financing in the aggregate principal balance of $1,592,459 to the former holders of the Bridge Notes upon their surrender of the Bridge Notes, and we received gross cash proceeds in the amount of $700,000 in connection with the financing. One holder in the principal amount of $50,000 of our Bridge Notes converted the principal and accrued interest into 52,041 shares of our common stock, at a $1.00 conversion price as provided in the terms of the Bridge Notes.

Interest on the Senior Convertible Notes is payable quarterly. We have the right to repay the principal amount of the Senior Convertible Notes in cash, in whole or in part, prior to maturity, and cash or shares of common stock in an amount equal to the amount of interest that would have otherwise accrued from the date of prepayment to either the earlier of (1) six months after such prepayment or (ii) the maturity date, subject to certain restrictions.

For so long as at least 25% of the principal amount of Senior Convertible Notes are outstanding, we may not permit any of our subsidiaries to incur certain additional indebtedness (excluding certain indebtedness the principal amount of which cannot exceed $5,000,000, subject to certain restrictions) without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Senior Convertible Notes outstanding.

Our subsidiary, Sontra Medical, Inc. agreed to guarantee our obligations under the Senior Convertible Notes pursuant to a separate guaranty agreements. Additionally, for so long as any Senior Convertible Notes or warrants issued in connection with those notes remain outstanding, we agree that we will not, or permit our subsidiaries to, declare or pay any dividends or make any distribution to any holders of common stock or purchase or acquire any of its common stock or equity securities.

The Company issued a $1,561,740 Senior Convertible Note to Platinum Long Term Growth VII, LLC (“Platinum”), an affiliate of Platinum-Montaur Life Sciences, LLC (“Platinum-Montaur”), and a $31,225 Senior Convertible Note to Edward J. Mooney, the father of Patrick T. Mooney, M.D.

There are no Senior Convertible Notes currently outstanding.

2008 Series A Preferred Stock Exchange Agreement

On September 30, 2008, we entered into an Exchange Agreement (the “Exchange Agreement”) with substantially all of the holders of the Senior Convertible Notes (collectively, the “Investors”). The Investors are the holders of an aggregate of $1,980,212 in principal amount of the Senior Convertible Notes and an aggregate $97,674.01 in principal amount of additional notes issued as interest on the Senior Convertible Notes (collectively, the “Notes”), for a total aggregate of $2,077,886 in principal amount of Notes constituting all of the issued and Senior Convertible Notes, except for the aggregate $318,475 in principal amount of notes held by Gemini Master Fund Ltd. (“Gemini”), who was not a party to the Exchange Agreement. Accrued interest of $6,422 payable to Gemini for the three months ended September 30, 2008 was paid by an additional note on October 1, 2008. The

Senior Convertible Notes held by Gemini were exchanged for common stock on June 29, 2009 pursuant to the Series A Exchange Agreement described below.

Pursuant to the terms of the Exchange Agreement, the Company issued and delivered to the Investors, in exchange for the cancellation of the Notes, 1,539,161 shares of the Series A Preferred Stock, plus 14 fractional shares to be settled in cash at 1.00 per share, and five-year warrants to purchase 153,912 shares of common stock at an exercise price of $1.00 per share, subject to adjustment for stock splits, combinations or similar events.

The Company issued 1,216,636 shares of Series A Preferred Stock and 121,663 warrants to Platinum, an affiliate of Platinum-Montaur, and 24,065 shares of Series A Preferred Stock and 2,406 warrants to Edward J. Mooney, the father of Patrick T. Mooney, M.D., in exchange for the cancellation of their Notes in the amount of $1,642,461 and $32,490, respectively.

2008 Series A-1 Preferred Stock Financing

On October 28, 2008 and October 31, 2008, we entered into a Stock and Warrant Purchase Agreement with certain select institutional and strategic accredited investors (the “A-1 Investors”) in connection with a private placement transaction (the “A-1 Financing”) in which the A-1 Investors purchased an aggregate of 766,667 shares of our Series A-1 Convertible Preferred Stock at a per share price of $1.00 (the “A-1 Shares”) and received warrants to purchase a number of shares of the our Common Stock equal to thirty-five percent (35%) of the number of A-1 Shares purchased by each A-1 Investor at an exercise price per share equal to $1.50. Each share of Series A-1 Preferred Stock is initially convertible into one share of common stock, subject to adjustment for stock splits, combinations or similar events. The A-1 Financing provided us with gross proceeds of $766,667.

Pursuant to the A-1 Purchase Agreement, the Company issued A-1 Warrants to the A-1 Investors to purchase up to 286,333 shares of Common Stock. The A-1 Warrants are immediately exercisable at a price per share of $1.50, subject to adjustment for stock splits, combinations or similar events, and will expire no later than October 1, 2013. The A-1 Warrants allow for cashless exercise. In addition, the Company has the option to redeem the A-1 Warrants, in whole but not in part, upon satisfaction of certain conditions, including (i) the availability of an effective registration statement or Rule 144 exemption for any resale by the holder, (ii) the shares of Common Stock trading at a price per share in excess of 200% of the then-applicable exercise price for ten (10) trading days out of a period of fifteen (15) consecutive trading days prior to the redemption, and (iii) an average daily trading volume during such fifteen (15) consecutive trading days of at least 50,000 shares of Common Stock. Finally, an exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

The Company issued 200,000 shares of Series A-1 Preferred Stock and 70,000 warrants to Platinum, an affiliate of Platinum-Montaur, for an aggregate purchase price of $200,000.

2009 Series A-2 Preferred Stock Financing

On April 8, April 24, April 28 and May 31, 2009, the Company entered into an Amended and Restated Stock and Warrant Purchase Agreement (the “A-2 Purchase Agreement”) with strategic institutional and accredited investors (the “A-2 Investors”) in connection with the Company’s private placement (the “A-2 Financing”) of 700,000 shares of its Series A-2 Convertible Preferred Stock (the “Series A-2 Stock”) at a price of $0.50 per share together with warrants to purchase a number of shares of the Company’s Common Stock equal to (i) thirty-five percent (35%) or (ii) for investments of $250,000 or more, fifty percent (50%) of the number of shares of Series A-2 Stock purchased by each Investor (the “A-2 Warrants”) in the A-2 Financing. Each share of Series A-2 Preferred Stock is initially convertible into one share of common stock, subject to adjustment for stock splits, combinations or similar events. The Company has received gross proceeds of $350,000 from the A-2 Financing and the A-2 Financing is still ongoing.

Pursuant to the A-2 Purchase Agreement, the Company issued A-2 Warrants to the A-2 Investors to purchase up to 320,000 shares of Common Stock. The A-2 Warrants are immediately exercisable at a price per share of $0.75, subject to adjustment for stock splits, combinations or similar events, and will expire no later than February 28,

2014. The A-2 Warrants allow for cashless exercise. In addition, the Company has the option to redeem the A-2 Warrants, in whole but not in part, upon satisfaction of certain conditions, including (i) the availability of an effective registration statement or Rule 144 exemption for any resale by the holder, (ii) the shares of Common Stock trading at a price per share in excess of 200% of the then-applicable exercise price for ten (10) trading days out of a period of fifteen (15) consecutive trading days prior to the redemption, and (iii) an average daily trading volume during such fifteen (15) consecutive trading days of at least 50,000 shares of Common Stock. Finally, an exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

The Company issued 500,000 shares of Series A-2 Preferred Stock and 250,000 warrants to Platinum, an affiliate of Platinum-Montaur, for an aggregate purchase price of $250,000, and 50,000 shares of Series A-2 Preferred Stock and 17,500 warrants to the Marlene Singh, Trustee of the Singh Family Trust dated April 25, 1997, mother of Shawn K. Singh, for an aggregate purchase price of $25,000.

2009 Senior Secured Note

On June 1, 2009, the Company issued to Platinum-Montaur a 10% Senior Secured Promissory Note (the “Platinum Note”) in the principal amount of $1,990,000. The outstanding principal of the Platinum Note accreted in value at an annual rate of 10%, compounded monthly.

The maturity date of the Platinum Note was June 29, 2009, which maturity date was subsequently extended to July 7, 2009. The Company used the net proceeds of the Platinum Note to pay a substantial portion of the Senior Secured Notes. As of June 30, 2009, the Company exchanged the Platinum Note and accrued interest for 200.6031 shares of Series B Perpetual Preferred Stock (“Series B Stock”) and 1,205.016 shares of Series C Preferred Stock (“Series C Stock”).

Series A Preferred Stock Exchange

On June 29, 2009, the Company entered into an Exchange Agreement (the “Series A Exchange Agreement”) with all of the holders of the Series A Stock (collectively, the “Series A Holders”). The Series A Holders held an aggregate of 1,632,733 shares of the Series A Stock, including paid-in-kind dividends accrued through June 29, 2009, constituting all of the issued and outstanding Series A Stock. The Series A Stock was initially convertible into shares of Common Stock at the option of the holder at a price per share of $1.35, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments.

Under the terms of the Series A Exchange Agreement, the Company issued and delivered to the Series A Holders, in exchange for the cancellation of the Series A Stock, 2,938,920 shares of Common Stock. The Series A Exchange Agreement states that, if, as a result of this exchange transaction, any Series A Holder or any of its affiliates, individually or in the aggregate, would beneficially own more than 9.99% of the Company’s issued and outstanding Common Stock (the “Threshold Amount”), the Series A Holder would receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the Series A Holder and the actual number of shares of Common Stock issued. As a result of this provision, Platinum, an affiliate of Platinum-Montaur received 2,323.105 shares of Series C Stock instead of 2,323,105 shares of Common Stock. The remaining Series A Holders received 615,815 shares of Common Stock. After giving effect to the terms of the Series A Exchange Agreement, the Company does not have any shares of Series A Stock issued and outstanding.

The Company issued 2,323.105 shares of Series C Stock to Platinum, an affiliate of Platinum-Montaur, and 45,945 shares of Common Stock to Edward J. Mooney, the father of Patrick T. Mooney, M.D., in exchange for the cancellation of 1,290,614 and 25,525 shares of Series A Stock, respectively.

Series A-1 Preferred Stock Exchange

On June 29, 2009, the Company entered into an Exchange Agreement (the “Series A-1 Exchange Agreement”) with all of the holders of the Series A-1 Convertible Preferred Stock (collectively, the “Series A-1 Holders”). The

Series A-1 Holders held an aggregate of 809,121 shares of the Company’s Series A-1 Convertible Preferred Stock (“Series A-1 Stock”), including paid-in-kind dividends accrued through June 29, 2009, constituting all of the issued and outstanding Series A-1 Stock. The Series A-1 Stock was initially convertible into shares of Common Stock at the option of the holder at a price per share of $1.00, subject to adjustment for stock splits, combinations or similar events and subject to customary weighted average anti-dilution adjustments.

Under the terms of the Series A-1 Exchange Agreement, the Company issued and delivered to the Series A-1 Holders, in exchange for the cancellation of the Series A-1 Stock, 1,078,828 shares of Common Stock. The Series A-1 Exchange Agreement states that, if, as a result of this exchange transaction, any Series A-1 Holder or any of its affiliates, individually or in the aggregate, would beneficially own more than the Threshold Amount, the Series A-1 Holder would receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the Series A-1 Holder and the actual number of shares of Common Stock issued. As a result of this provision, Platinum an affiliate of Platinum-Montaur received 280.993 shares of Series C Stock instead of 280,993 shares of Common Stock. The remaining Series A-1 Holders received 797,835 shares of Common Stock. After giving effect to the Series A-1 Exchange Agreement, the Company does not have any shares of Series A-1 Stock issued and outstanding.

The Company issued 280.993 shares of Series C Stock to Platinum, an affiliate of Platinum-Montaur, in exchange for the cancellation of 210,745 shares of Series A-1 Stock, respectively.

Series A-2 Preferred Stock Exchange

On June 29, 2009, the Company entered into an Exchange Agreement (the “A-2 Exchange Agreement”) with all of the A-2 Investors. The A-2 Investors held an aggregate of 1,422,436 shares of the Series A-2 Stock, including paid-in-kind dividends accrued through June 29, 2009, constituting all of the issued and outstanding Series A-2 Stock.

Under the terms of the A-2 Exchange Agreement, the Company issued and delivered to the A-2 Investors, in exchange for the cancellation of the Series A-2 Stock, 1,422,436 shares of Common Stock. The A-2 Exchange Agreement states that, if, as a result of this exchange transaction, any A-2 Investor or any of its affiliates, individually or in the aggregate, would beneficially own more than the Threshold Amount, the A-2 Investor would receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the A-2 Investor and the actual number of shares of Common Stock issued. As a result of this provision, Platinum, an affiliate of Platinum-Montaur, received 508.986 shares of Series C Stock instead of 508,986 shares of Common Stock. After giving effect to the A-2 Exchange Agreement, the Company does not have any shares of Series A-2 Stock issued and outstanding. The remaining A-2 Investors received 913,450 shares of Common Stock.

The Company issued 508.986 shares of Series C Stock to Platinum, an affiliate of Platinum-Montaur, and 51,264 shares of Common Stock to Marlene Singh, Trustee of the Singh Family Trust dated April 25, 1997, mother of Shawn K. Singh, in exchange for the cancellation of 508,986 and 51,264 shares of Series A-2 Stock, respectively.

Series B Perpetual Preferred Stock and Warrant Financing

On July 7, 2009, the Company entered into a Stock Purchase Agreement as of June 30, 2009 (the “Series B Agreement”) with Platinum-Montaur in connection with the Company’s private placement (the “Series B Financing”) of 200.6031 shares (10,000 to 1 conversion) of Series B Stock, together with 1,205,016 shares of Common Stock, for an aggregate price of $2,006,031. The Company received payment of the purchase price in the form of the extinguishment of the Platinum Note in the amount of $2,006,031, which amount included principal and interest accrued through June 30, 2009.

The Series B Agreement states that the Series B Financing may not result in a purchaser or any of its affiliates, individually or in the aggregate, beneficially owning more than the Threshold Amount; provided, however, that a purchaser may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company. If the Series B Financing would result in a purchaser owning Common Stock in excess of the Threshold Amount, then the purchaser would receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Stock convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the purchaser and the actual number of shares of Common Stock issued. As a result of this provision, Platinu-Montaur received 1,205.016 shares (1,000 to 1 conversion) of Series C Stock instead of 1,205,016 shares of Common Stock that it otherwise would have received pursuant to the Series B Agreement.

Pursuant to the terms of the Company’s Certificate of Designation, Preference and Rights of Series B Perpetual Preferred Stock (the “Series B Certificate”), the Company, at its option, may redeem, in whole at any time or in part, the outstanding Series B Stock at a redemption price per share equal to the sum of the Face Amount ($10,000) and the accrued and unpaid dividends thereon through the redemption date. In addition, the Company shall be obligated to redeem the Series B Stock within two business days following the occurrence of any of the events set forth below:

1. If the Company completes an equity or equity linked financing with gross proceeds of $8 million or greater, the Company shall redeem 100% of the outstanding Series B Stock, including all accrued and unpaid dividends thereon;

2. If the Company completes an equity or equity linked financing with gross proceeds of $5 million or greater, the Company shall redeem an amount of Series B Stock equal to 50% of the original amount of outstanding Series B Stock issued pursuant to the Series B Agreement, including all accrued and unpaid dividends thereon;

3. If the Company completes an equity or equity linked financing with gross proceeds of less than $5 million, the Company shall use 20% of the gross proceeds of such financing to redeem outstanding Series B Stock, including all accrued and unpaid dividends thereon, on a pro rata basis;

4. If the Company receives proceeds from any licensing, partnership or similar agreement(s) or any milestone payments resulting from such licensing, partnering or similar agreement(s), the Company shall use 20% of the gross proceeds to redeem outstanding Series B Stock, including all accrued and unpaid dividends thereon, on a pro rata basis; and

5. If the Company completes a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person, the Company shall use the gross proceeds of such transaction to redeem the outstanding Series B Stock, including all accrued and unpaid dividends thereon to the date of redemption.

The Series B Stock will yield a quarterly dividend, at an initial annual rate of 8%, which is payable in cash or in kind at the option of the Company. If the Series B Stock is outstanding on the twelve month anniversary of the Issuance Date (as defined in the Series B Certificate), the dividend rate shall increase to 10% per annum and, if the Series B Stock is outstanding on the eighteen month anniversary of the Issuance Date, then the dividend rate shall increase to 12% per annum.

In the event of any Liquidation Event (as defined in the Series B Certificate) the holders of the Series B Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Shares) a liquidation preference equal to the Face Amount thereof plus any accrued but unpaid dividends thereon. The Company cannot create or issue any security senior to the Series B Stock without the prior approval of the holders of at least 67% of the Company’s outstanding Series B Stock.

In accordance with redemption requirements, during the year ended December 31, 2009, the Company redeemed 59.3750 shares of Series B Stock at a cost of $593,750 in connection with the financings dated November 13 and December 3, 2009. Subsequent to December 31, 2009, Platinum waived the required redemption for the period January 19, 2010 through March 16, 2010.

November 2009 Common Stock and Warrant Financing

On November 13, 2009, the Company entered into a Common Stock and Warrant Purchase Agreement (the “November Agreement”) with certain strategic institutional and accredited investors in connection with the private placement (the “November Financing”) of shares of Common Stock at a price of $1.25 per share (the “November Shares”). Under the terms of the November Agreement, each investor received warrants to purchase a number of shares of Common Stock with an exercise price of $2.00 per share equal to (i) seventy percent (70%) of the number of November Shares purchased by such investor or, (ii) for those investors who purchased November Shares for a purchase price of at least $750,000, one hundred percent (100%) of the number of November Shares purchased by such investor (the “November Warrants”). In addition, each investor who purchased November Shares for a purchase price of at least $1,000,000 received November Warrants with an exercise price of $1.60 per share.

The Company received proceeds of $3,211,320 in connection with the November Financing. The Company received payment of a portion of the proceeds in the form of the extinguishment of the Gemini Notes (together with additional notes issued as payment for accrued interest) in the approximate amount of $355,000, which amount included principal and interest accrued through November 13, 2009 (see Note 5). Of the total proceeds, the Company received approximately $2,461,000 for the issuance of 1,969,056 shares of Common Stock and $750,000 for 600 shares of Series C stock issued to Platinum-Montaur due to ownership limitations.

Pursuant to the Purchase Agreement, the Company issued November Warrants to purchase an aggregate of 2,398,339 shares of Common Stock to the investors, of which 1,598,339 shares have an exercise price equal to $2.00 per share and 800,000 shares have an exercise price equal to $1.60 per share. The warrants are immediately exercisable and expire no later than November 13, 2014. The exercise price is subject to adjustment for stock splits, combinations or similar events. The November Warrants allow for cashless exercise. An exercise under the November Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

The Company issued 600 shares of Series C Stock and warrants to purchase 600,000 shares of common stock to Platinum-Montaur, for a purchase price of $750,000, $450,000 of which comprised funds payable to Platinum-Montaur by the Company for the redemption of Series B Stock upon the closing of the November Financing.

Series B Redemption Agreements

On January 19, 2010, the Company entered into a letter agreement with Platinum-Montaur regarding the payment to Platinum-Montaur of $143,750 (the “Redemption Amount”) for the redemption of 14.375 shares of Series B Stock in connection with the November Financing and the Company’s December 2009 common stock and warrant financing. Platinum-Montaur waived payment of the Redemption Amount until the Company has a net cash balance in excess of $3,000,000. In consideration for the deferral, the Company agreed that, upon the closing of its next equity offering with gross proceeds of less than $5,000,000, it would use 25% of the gross proceeds to redeem Series B Stock (the “25% Redemption”).

On March 16, 2010, the Company entered into an additional agreement with Platinum-Montaur pursuant to which Platinum-Montaur waived both the 25% Redemption identified in the January 19, 2010 letter and the redemption required by the Series B Certificate with respect to amounts received in the Company’s February 2010 common stock and warrant financing (the “February Financing”) through March 16, 2010. Accordingly, a redemption in the amount of approximately $614,000 was waived by Platinum-Montaur in connection with the February Financing.

Engagement of Burnham Hill Partners, a division of Pali Capital, Inc., and Burnham Hill Partners LLC

In connection with the closing of the February 2008 Financing , the Company paid Burnham Hill Partners, a division of Pali Capital, Inc. (“BHP”), $162,000, a fee equal to eight percent of the gross proceeds received by the Company in connection with the issuance of the Senior Notes and the notes issued in the February 2008 Financing. The Company also agreed to issue BHP (or its designees or assignees) warrants to purchase 175,013 shares of common stock (equal to 10% of the shares issuable upon conversion of the notes issued in the February 2008 Financing) at an exercise price of $1.49. The warrants have a term of five years, have standard piggyback registration rights and weighted average anti-dilution protection, excluding certain customary exceptions, are exercisable pursuant to a cashless exercise provision, and are non-redeemable.

In connection with the A-1 Financing, the Company retained BHP as its placement agent. The Company agreed to pay to BHP for its services as follows: (a) a cash fee equal to 8% of the gross proceeds of the A-1 Financing; and (b) warrants to acquire a number of shares of Common Stock of the Company equal to 10% of the number of as-converted Shares issued to Investors in the A-1 Financing at a per share exercise price of $1.10. The Company also agreed to pay reasonable out of pocket expenses of BHP incurred in connection with the A-1 Financing in an amount not to exceed $5,000. As a result of the A-1 Financing, the Company paid BHP $61,333 and provided warrants to purchase 26,833 shares of common stock with an exercise price of $1.10 per share.

On January 30, 2009, the Company entered into an engagement letter with Burnham Hill Partners LLC (“BHP LLC”) pursuant to which BHP LLC will provide financial advisory services to the Company (the “Advisory Agreement”) only as requested by the Company from time to time. In connection with BHP LLC’s engagement under the Advisory Agreement, all warrants held by BHP LLC and/or its registered employees on January 30, 2009 (the “Amended Warrants”) were amended with a term of five (5) years from the date of the Agreement and an exercise price equal to the lower of (i) $0.55 or (ii) the current exercise price of such warrants. Additionally, on May 29, 2009, the Company issued to BHP LLC’s designees an aggregate of 360,000 warrants in substantially the same form as the Amended Warrants.

On February 19, 2009, BHP LLC and the Company amended the Advisory Agreement, effective as of January 30, 2009, to reflect their original intention to amend warrants held by BHP LLC and/or its registered employees and affiliates of BHP LLC and/or its registered employees on January 30, 2009. As a result, a total of 657,221 shares were repriced to $0.55 per share on January 30, 2009.

On June 30, 2009, the Company retained BHP LLC as its placement agent in connection with the Series B Financing. The Company agreed to pay BHP LLC a cash fee of $200,000 (the “Series B Fee”) which was due and payable upon the earlier of (i) the Company having a net cash balance in excess of $2,000,000 or (ii) October 1, 2009; and (b) warrants to acquire 400,000 shares of Common Stock, with a term of five years, an exercise price per share equal to 105% of the closing bid price of Common Stock on June 30, 2009. On September 30, 2009, the Company and BHP LLC entered into a letter agreement (the “Letter”) extending the due date of the Series B Fee. The Letter provided that the Fee was due and payable by the Company upon the earlier of (i) the Company having a net cash balance in excess of $2,000,000 or (ii) March 31, 2010. On March 16, 2010, BHP LLC agreed that the Company does not owe BHP any fees that may have been payable pursuant to any and all previous agreements between BHP and the Company. As a result of the Series B Financing, the Company issued to BHP LLC’s designees warrants to purchase 400,000 shares of Common Stock at an exercise price of $1.59.

On October 13, 2009, the Company retained BHP LLC as its placement agent in connection with the November Financing. BHP LLC received a cash placement fee of $168,438 and the Company issued to BHP LLC’s designees warrants to purchase 256,906 shares of Common Stock at an exercise price of $1.50.

The Company understands that Matthew Balk, the controlling person of Sherbrooke Partners, LLC, (i) was a managing director of BHP, but not a controlling person of BHP and (ii) is a managing director of BHP LLC, but is not a controlling person of BHP LLC.

Relationship with Cato BioVentures

Cato BioVentures and its Chief Executive Officer and Principal, Allen Cato, M.D., Ph D., beneficially own 12.02% of the Company outstanding common stock as of April 16, 2010. The Company has entered into a Strategic Master Services Agreement with Cato Research Ltd. (“Cato Research”), a global contract research and development organization and an affiliate of Cato BioVentures.

Pursuant to the Strategic Master Services Agreement, Cato Research provides contract research and development services and regulatory advice (“CRO Services”) to the Company. CRO Services provided by Cato Research under the Strategic Master Services Agreement are performed pursuant to executed work orders, which include instructions and guidelines for specific services and compensation terms. The Strategic Master Services Agreement automatically renews for additional one year terms unless either party provides sixty (60) days’ notice prior to the expiration of any one year term in September each year. The Strategic Master Services Agreement provides an ongoing 25% discount on all CRO Services rendered on a time and materials basis during the term of the agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, except as noted below, during fiscal 2009, its officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements applicable to such individuals. Due to inadvertent administrative error, the cancellation of non-qualified stock options and the issuance of restricted stock to Dr. Mooney and Messrs. Mitchell and Singh and the issuance of non-qualified stock options to Messrs. Enright and Witoshkin in February 2009, the issuance of restricted stock to Dr. Mooney and Messrs. Enright, Mitchell and Witoshkin in June 2009, the issuance of restricted stock to Mr. Witoshkin in August 2009 and the issuance of restricted stock to Dr. Langer in December 2009 were reported late.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Secretary of the Company at its offices at 10 Forge Parkway, Franklin, Massachusetts 02038.

Other Matters

The Board of Directors does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board of Directors hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

Proposals of Shareholders for 2010 Annual Meeting

Any proposal that a shareholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038, no later than February 1, 2011. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a shareholder of the Company wishes to present a proposal before the 2011 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary of the Company must receive such notice no later than April 17, 2011. If a shareholder fails to provide timely notice of a proposal to be presented at the 2011 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors.

Harry G. Mitchell, Secretary
Franklin, Massachusetts

June 1, 2010

APPENDIX A

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

WHEREAS, Echo Therapeutics, Inc. (the “Company”) hereby wishes to amend and restate the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, effective as of August 1, 2010, the Plan is hereby amended and restated under the following terms and conditions:

Section 1 — PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

Section 2 — DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

(a) “Award” shall mean an ISO, an NQSO or shares of Restricted Stock awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(b) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 8.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act and the requirements of Code § 162(m)). In the event a committee has not been established, the entire Board shall be the Committee.

(f) “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(g) “Company” shall mean Echo Therapeutics, Inc., a Delaware corporation.

(h) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(i) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean the fair market value of a share of Common Stock, arrived at by a determination of the Committee under a method that complies with Code § 422 (for ISOs) or Code § 409A (for NQSOs) and any rules and regulations under such sections, and that is adopted by the Committee. Fair Market Value shall be determined without regard to any “lapse restrictions,” as defined in Treas. Reg. § 1.83-3(i) or any successor thereto.

(l) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(m) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code § 422, unless the Award Agreement states that the Option will not be treated as an ISO.

(n) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(o) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(p) “Option” shall mean an ISO or an NQSO, in either case which entitles the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(q) “Plan” shall mean the Echo Therapeutics, Inc. 2008 Equity Incentive Plan as set forth herein.

(r) “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in Code § 424(f), or the “parent corporation” of the Company, as defined in Code § 424(e).

(s) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Committee pursuant to Section 7.

(t) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (iii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Committee (subject to Section 12) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this subsection, if a Grantee is an Employee, Consultant or Non-Employee Director of a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee.

Section 3 — ADMINISTRATION

The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (i) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, (ii) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (iii) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Grantees, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. In addition to the Committee, subject to the restrictions in Sections 6 and 7 below, and to the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company (who are also Board members) the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, that the Board shall fix the maximum number of Awards to be granted by such executive officers and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

Section 4 — STOCK

The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 4,700,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to adjustment, as described in Section 9. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose on the open market, from time to time, if it deems such purchase to be advisable. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 425,000 Shares per fiscal year of the Company.

If any Award expires, terminates for any reason, is cancelled, or is forfeited, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, or was forfeited, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or by withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares that remain available for grant under the Plan.

Section 5 — GRANTING OF AWARDS

The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. However, Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

Section 6 — TERMS AND CONDITIONS OF OPTIONS

Options shall include expressly or by reference the following terms and conditions as well as such other provisions as the Committee shall deem desirable that do not cause the Option to be subject to Code § 409A and that are not inconsistent with the provisions of the Plan and, for ISOs, Code § 422(b). The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the Company’s Chief Executive Officer (the “CEO”) while the CEO is a member of the Board, the right to grant Options for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant an Option to the CEO if the committee is or includes the CEO.

(a) Number of Shares.  The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price.  The Award Agreement shall state the exercise price which shall be determined and fixed by the Committee in its discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term.  The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 11.

(d) Exercise.  An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. The Committee may accelerate the exercise date of an outstanding Option, in its discretion, if the Committee deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares. Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Committee, in its sole discretion, shall determine from the following alternatives the methods by which the exercise price may be paid:

(1) in cash or, if permitted by the Committee, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee;

(3) in shares of Common Stock newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

(5) if the Committee so determines, at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal, negotiable, full recourse promissory note, bearing interest at the lowest rate which will avoid the imputation of interest under Code § 7872, with a pledge of the Common Stock acquired upon exercise, and including such other terms as the Committee may prescribe; or

(6) in any combination of paragraphs (1), (2), (3), (4) and (5) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock used to pay the exercise price.

(e) ISO Annual Limit.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability.  If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(g) Disability.  If a Grantee becomes disabled (within the meaning of Code § 22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death.  If a Grantee’s Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsection (f) or subsection (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(i) More-Than-10-Percent Shareholder.  If, after applying the attribution rules of Code § 424(d), the Grantee owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a Related Corporation immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

Section 7 — RESTRICTED STOCK

(a) General Requirements.  Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Committee. If for consideration, payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company. The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the CEO while the CEO is a member of the Board, the right to grant Restricted for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant Restricted Stock to the CEO if the committee is or includes the CEO.

(b) Shareholder Rights.  Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c) below, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions.  Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid.

(d) Lapse of Restrictions.  The restrictions described in subsection (c) above shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Committee may specify.

(e) Notice of Tax Election.  Any Grantee making an election under Code § 83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

Section 8 — AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan, Code § 409A and, for ISOs, Code § 422(b). The Award Agreements

shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

Section 9 — ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limit set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options under the Plan (as well as the option price per share under outstanding Options); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code § 424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to be subject to Code § 409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards. For purposes of this Section, Restricted Stock shall be treated in the same manner as issued shares of Common Stock not subject to restrictions.

Section 10 — CHANGE IN CONTROL

(a) Full Vesting.  Notwithstanding any other Section of this Plan, outstanding Restricted Stock shall become fully vested and outstanding Options shall become fully vested and exercisable upon a Change in Control unless the Award Agreement evidencing such Awards provides otherwise. However, this Section shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definition.  “Change in Control” means the date on which any of the following events occur:

(1) Any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company and/or its wholly owned subsidiaries; (ii) any “employee stock ownership plan” (as that term is defined in Code § 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) During any two-year period after the effective date of this Plan, directors of the Company in office at the beginning of such period plus any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of paragraph (1) above or paragraph (3) below) whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board;

(3) The consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s common stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of common stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the common stock immediately before;

or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The Company’s shareholders or the Board shall approve the liquidation or dissolution of the Company.

Section 11 — CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give each Grantee holding an Option to be terminated not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 10) up to, and including the date immediately preceding such termination. Further, the Committee may in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 10).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code § 424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to become subject to Code § 409A.

Section 12 — AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Committee may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders:

(1) A change in the class of employees eligible to participate in the Plan with respect to ISOs; and

(2) Except as permitted under Section 9, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan.

If the Fair Market Value of Common Stock subject to an Option has declined since the Option was granted, the Committee, in its sole discretion, may reduce the exercise price (or the amount over which appreciation is measured) of any (or all) such Option(s), or cancel any (or all) such Option(s) in exchange for cash or the grant of new Awards; provided that any such reduction or cancellation and re-grant does not cause the Option to become subject to Code § 409A. Except as provided in Section 11, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code § 424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option to become subject to Code § 409A.

Section 13 — TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after the 10th anniversary of the date the Plan was adopted or the date the Plan was approved by the shareholders of the Company, whichever was earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

Section 14 — MISCELLANEOUS

(a) Effective Date.  This Plan shall become effective on April 1, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board, all ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

(b) Rights.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 7(b) (regarding Restricted Stock).

(c) Indemnification of Board and Committee.  Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the applicable law of the Company’s jurisdiction of incorporation.

(d) Transferability; Registration.  No ISO or Restricted Stock shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs.

If the Grantee so requests at the time of exercise of an Option or at the time of grant of Restricted Stock, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e) Deferrals.  The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(f) Listing and Registration of Shares.  Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no Option may be exercised, in whole or in part, and no Restricted Stock may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(g) Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option or upon the vesting of Restricted Stock shall be subject to applicable federal, state, and local tax withholding requirements. If the exercise of any Option or the vesting of Restricted Stock is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under Code § 83). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(h) Application of Funds.  Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(i) No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon a Grantee to exercise such Option.

(j) Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Company’s jurisdiction of incorporation shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Echo Therapeutics, Inc.
2010 ANNUAL MEETING OF SHAREHOLDERS
Monday, July 12, 2010
4:00 p.m. local time
Drinker Biddle & Reath LLP
One Logan Square
1800 Cherry Street
Philadelphia, Pennsylvania 19103

Echo Therapeutics, Inc.
10 Forge Parkway	proxy
Franklin, MA 02038

     This proxy is solicited by the Board of Directors for use at the Echo Therapeutics, Inc. 2010 Annual Meeting of Shareholders on July 12, 2010.
The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Patrick T. Mooney, M.D. or following him, Harry G. Mitchell, or following him, Kimberly A. Burke, attorney of the undersigned for and in the name(s) of the undersigned to attend the 2010 Annual Meeting of Shareholders of Echo Therapeutics, Inc. (the “Company”) to be held on Monday, July 12, 2010, at 4:00 p.m., local time, at the offices of Drinker Biddle & Reath LLP, located at One Logan Square, 1800 Cherry Street, Philadelphia, Pennsylvania 19103, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.
In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
See reverse for voting instructions.

10

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK««« EASY««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 11, 2010.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/ecte — QUICK««« EASY««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on July 11, 2010.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Echo Therapeutics, Inc., c/o Shareowner Services SM , P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card

ò    Please detach here    ò
The Board of Directors Recommends a Vote FOR the Director nominees and FOR each of Items 2 and 3.

	1. Election of Class I director:	01 Patrick T. Mooney	☐	Vote FOR			☐	Vote WITHHELD

	Election of Class II directors:	02 Vincent D. Enright 03 Walter W. Witoshkin		all nominees (except as marked)				from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the Company’s. 2008 Equity Incentive Plan to increase the maximum number of shares of common stock available under the 2008 Equity Incentive Plan from two million seven hundred thousand (2,700,000) to four million seven hundred thousand (4,700,000).		☐	For	☐	Against	☐	Abstain

3.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.		☐	For	☐	Against	☐	Abstain

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.